Exhibit 3.51

CERTIFICATE OF FORMATION

OF

BRESNAN TELECOMMUNICATIONS COMPANY LLC

This Certificate of Formation of Bresnan Telecommunications Company LLC is being executed by the undersigned for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.) (the “Act”).

1. The name of the limited liability company (hereinafter called the “Company”) is Bresnan Telecommunications Company LLC.

2. The purpose of the Company is to engage in any lawful act or activity for which a limited liability company may be organized under the Act.

3. The address, including street, number, city and country, of the registered office of the Company in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of the registered agent of the Company in the State Delaware at such address is The Corporation Trust Company.

4. In furtherance and not in limitation of the powers conferred by the Act, the Company shall be governed by a limited liability company agreement.

5. The Company shall to the fullest extent permitted by Section 18-108 of the Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have the power to indemnify under said Section 18-108 from and against any and all matters, and the indemnification provided for herein shall not be deemed exclusive of any other right to which any person may be entitled under the limited liability company agreement, or otherwise.

DO NY/138287 2

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:01 PM 08/05/1998
981305648 - 2930819

IN WITNESS WHEREOF, the undersigned acting as an authorized signatory pursuant to Section 18-204 of the Act has caused this Certificate of Formation of Bresnan Telecommunications Company LLC to be duly executed this 4th day of August, 1998.

BRESNAN TELECOMMUNICATIONS COMPANY LLC

BRESNAN COMMUNICATIONS GROUP LLC

By:	Bresnan Communications Company Limited Partnership, Member

By:	BCI (USA), L.P., general partner

By:	Bresnan Communications, Inc., general partner

By:	/s/ Jeffrey S. DeMond
	Name:	Jeffrey S. DeMond
	Title:	SVP

DO NY/138287.2

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 01:00 PM 02/14/2000
001073362 - 2930819

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

OF

BRESNAN TELECOMMUNICATIONS COMPANY LLC

Bresnan Telecommunications Company, LLC, a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, DOES HEREBY CERTIFY:

1.	The named of the Limited Liability Company is Bresnan Telecommunications Company LLC.

2.	The Certificate of Formation of the Limited Liability Company is hereby amended as follows:

The name of the Limited Liability Company is changed to CC VIII Operating, LLC.

3.	That the aforesaid amendment was duly adopted in accordance with the applicable provisions in Section 18-202 of Title 6 of the Delaware Code.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer or director of the company this 14th day of February, 2000.

/s/ Marcy Lifton
Marcy Lifton, Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 12/26/2000
001649732 - 2930819

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

OF

CC VIII OPERATING, LLC

CC VIII OPERATING, LLC, a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, DOES HEREBY CERTIFY:

1. Article 3 of the Certificate of Formation of the Limited Liability Company is hereby amended as follows:

3. The address of its registered office in the State of Delaware is 30 Old Rudnick Lane, Suite 100, in the City of Dover, County of Kent 19901. The name of it registered agent at such address is LEXIS Document Services Inc.

2. That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 18-202 of Title 6 of the Delaware Code.

IN WITNESS WHEREOF, said company has caused this Certificate to be signed by an authorized person this 22nd day of December, 2000.

/s/ Marcy Lifton
Name: Marcy Lifton
Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 07/18/2002
020460070 - 2930819

Certificate of Amendment to Certificate of Formation

of

CC VIII OPERATING, LLC

It is hereby certified that:

1. The name of the limited liability company (hereinafter called the “limited liability company”) is CC VIII Operating, LLC.

2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:

“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.”

Executed on July 11, 2002

/s/ Marcy A. Lifton
Marcy A. Lifton, Authorized Person

DE LL D-:CERTIFICATE OF AMENDMENT TO CHANGE REGISTERED  AGENT/REGISTERED OFFICE 09/00 (DELLCCHG)

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:57 PM 06/30/2016
FILED 05:57 PM 06/30/2016
SR 20164737465 - File Number 2930819

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

DOMESTIC LIMITED LIABILITY COMPANIES

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Act, the undersigned limited liability company executed the following Certificate of Merger:

FIRST: The name of the surviving limited liability company is CC VIII Operating, LLC, and the name of the limited liability company being merged into this surviving limited liability company is Charter Communications V, LLC.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent limited liability companies.

THIRD: The name of the surviving limited liability company is CC VIII Operating, LLC.

FOURTH: The merger is to become effective on June 30, 2016.

FIFTH: The Agreement of Merger is on file at 12405 Powerscourt Drive, Legal Department, St. Louis, MO 63131, the place of business of the surviving limited liability company.

SIXTH: A copy of the Agreement of Merger will be furnished by the surviving limited liability company on request, without cost, to any member of the constituent limited liability companies.

IN WITNESS WHEREOF, said surviving limited liability company has caused this certificate to be signed by an authorized person, the 30 day of June, A.D., 2016.

By:	/s/ Daniel J. Bollinger
Authorized Person

Name:	Daniel J. Bollinger
Print or Type

Title:	VP, Associate Gen. Counsel, Asst. Secretary